                        Agreement of Unprotected Tenancy
  According to Law for Tenant Protection (Miscellaneous Instructions) 5728-1968 As Integrated into Law for Tenant Protection (Consolidated Version) 5732-1972
             As drawn an signed in Holon on the 30th of August 2000
             ------------------------------------------------------

                                     Between

Sadav (1988) Building and Investment Ltd. P.C. no. 51-129680-8 of 43 Aliya HaShniya St., Azor
Tel: 03-6500808
Hereinafter called "the Landlord"

                                       and

C3D Israel Ltd. P.C. no. 51-240389
By way of its authorized managers
Ronen Yaffe id. no. 24914384
Leonardo Brazovsky id. no._________ Tel: 054-408342
Eugene Levitz id. no. ____________
of 2 Professor Bergman, Rabin Park, Rehovot,
 Tel: 08-9366417, Fax: 08-9366419
Hereinafter called: "the Tenant"

                                                            - of the other part-
                                                              -----------------

Whereas: The landlord occupies and is the owners of the hall marked in plan no. 253 temporary and the kitchenette and 2 bathrooms and reinforced room inside of the rented premises, total area of 239 square meters gross that includes a 10% relative partnership in the community areas. Following is a list of the community areas: a) the place where the trash containers stand according to the Authority Plans. b) The entrance rooms (lobbies) of the stair wells. c) The elevator shafts. d) Shafts for air and pipes). e) Elevator machinery rooms. f) Entrance lobby for the rented premises from the elevators. g) The place of the closets for electricity and telephone (water meters). The hall is located on the fifth floor (above the ground floor) in a southwest direction - as it appears on the attached scheme marked in yellow and marked with the letter 'a' and represents an inseparable part of this Agreement of Tenancy, and that is located in the new building wing #2 for the high technology industry of 6 floors and halls for the high technology industries (ground floor and 5 typical floors) of 2 stair wells and 2 passenger elevators beginning at ground level and up to the top floor, that is located in the Rabin Industrial Park in Rehovot in lot 1006 temporary previously parcel 70 block 3695 and 4 for roofless parking places marked in the scheme in numbers 128, 129, 130, 131 (hereinafter the parking places) attached and marked in yellow and marked with the letter 'a' (1) and represents an inseparable part of this contract.

And whereas: The Landlord wished to lease the premises to the Tenant AS IS at rent that is unprotected by the Law for Tenant Protection (Consolidated Version) 5732-1972 and/or any law that will come in its place or will be added to it on the same subject (hereinafter "Law for Tenant Protection").

And whereas:      The Tenant is set in his opinion to rent the premises for rent that is unprotected by the Law for Tenant Protection

             Accordingly it is agreed, declared and made conditional
                         upon the two sides as follows:
                         ------------------------------

1) The introduction to this contract is an and inseparable part of the body of this contract.

                 ( - )                                            ( - )
Stamp:   Sadav (1988) Building                       Stamp:   C3D Israel Ltd.
         and Investment Ltd.                                  P.C. no. 51-240389
         P.C. no. 51-129680-8

2) The parties declare as following:

    a) On August 20, 1968, there was no occupant in the premises as per its meaning in the Law for Tenant Protection entitled to hold the premises.

    b) The premises are a new building that's building was completed after August 20, 1968.

    c) The premises are not rented for key money and the Tenant did not pay to the Landlord any moneys and did not commit himself to pay to the Landlord any moneys whatsoever except for the monetary obligations that are detailed in this contract.

    d) The rent subject of this contract is not protected by the Law for Tenant Protection.

    e) The Tenant declares and knows that the Landlord notified him explicitly that according to a building permit held by the contractor Pearl Dar - Eli Demaz and according to the Rehovot local authority's plan the designation of the building in which the premises are located if for a high technology building only and/or uses permitted by a building permit and/or the competent authorities. It is also emphasized explicitly that the basic condition of the tenancy contract between the Tenant and the Landlord is that he will not make in the building where the premises are located any use as a workshop, welding shop, carpentry shop, garage or other businesses and workshops that cause noise or dirt and that the designation of the units is the building where the premises are located as it is registered in the Co-operative House Regulations is for high technology industries - except for those that can be used opposing the Law for Allotment of Nuisances 5721-1961 and its regulations, an also according to objects and extensions of the Rehovot local building and planning committee and/or change of designation as will be permitted by the Rehovot local committee. Also the Tenant declares the he was notified that the halls on the ground floor might be used for display halls, bank branches, and for commercial and services halls etc., and that he will be prevented from complaining that the aforementioned use represents a nuisance or causes him any damages whatsoever.

            He was also notified that wing c' of the building that is located facing wing a' would be used for an exclusive restaurant and/or coffee house and/or any other use that will be approved by competent authorities.

    3) This contract cancels previous contracts and agreements whose subject was renting the premises if there are any these existing.

    4) The Tenant confirms that he has checked all the facts mentioned in paragraph 2 above, and found them to be correct.

    5)
           a. The Landlord commits himself subject to the stated in this contract to lease the premises beginning on September 1, 2000 and until August 31, 2004 (midnight) (hereinafter "the period of the lease").

           Two. Notwithstanding the aforesaid in clause 5 a' above regarding the period of the lease, an option is granted to the tenant to extentd the period of the lease for 48 additional months (4 full years only) that will begin from September 1, 2004 and until August 31, 2008 (midnight).

           Three. To avoid any doubt it is agreed between the parties that the option for extending the period of the lease will be realized automatically for 48 full months of renting except if the Tenant notifies the Landlord in writing at least 120 days before the end of the period of the lease that it is not his intention to realize the option that was given to him by the Landlord as noted in the terms of this contract, that is extending the period of the lease as detailed in clause 5 c' above. And the additional condition that the Tenant fulfilled meticulously all the instruction of this lease contract in such a way as not make a basic breach of the lease contract and also made all the payments to all the different authorities as he agrees to commit himself to in this contract.
                 ( - )                                             ( - )
Stamp: Sadav (1988) Building and                       Stamp: C3D Israel Ltd.
       Investment Ltd.                                        P.C. no. 51-240389
       P.C. no. 51-129680-8

           Four. The Landlord will be authorized to cancel this lease contract and to bring it to its end and only if he gave an advance notification in writing 60 days from the day from any verification that the Tenant breached or did not perform on time a basic condition of this lease contract (hereinafter:
                  "the basic breach"). In spite of what is stated in this clause, the Tenant is given the opportunity to repair the breach within 30 days of the dispatch of the letter by the Landlord. If the breach is not repaired then the aforesaid in this clause will apply in full.

       6.
           a. It is agreed by the parties that the monthly lease fees for the use of the premises includes the 4 unspecified parking places aforementioned in the introduction as follows:

                           1. For the first two years the Tenant will pay 12 dollars for one gross sq. meter including the use of the 4 above-mentioned parking spaces, that is an amount of 2,868 U.S. dollars and VAT in shekels plus linkage differentials of the consumers' price index prices according to the instruction of the contract and against the receipt of an appropriate invoice.

                           2. At the end of the period of two full years an addition of 5% will be added to the monthly rent subject to the linkage differential according to the contract instructions and with the addition of VAT as per law. To avoid doubt in the case of this topic, beginning from the third year there will be added as stated an additional 5%, and if the option is exercised for four full years in accordance with clause 5 (b) above, then in the fourth year the monthly rent will be as it was at the end of the third rental year and subject to linkage differential in according to the directives of this contract with the addition of VAT as per law and in the fifth and sixth rental year and if the option is exercised as stated beginning from the fifth rental year and until the end of the sixth rental year an additional 5% monthly rental will be added with the addition of VAT as per law and subject to linkage differential, and also beginning in the seventh rental year and until the of the eighth rental year an additional 5% monthly rental will be added with the addition of VAT as per law and subject to linkage differential as per the directives of this contract.

           Two. It is agreed between the parties that monthly rental fees will be paid once in 3 months in advance until the end of the period of the lease i.e. August 31,2004 (midnight) and/or the extended period of the lease until August 31, 2008 while it is linked to the cost-of-living index and the addition noted in clause 6 (a) 2 above.

                  To avoid any doubt the aforesaid rental fee is in US dollars translated at the time of the signing of the contract into New Shekels according to the known representative exchange rate on the day of signing the contract, that is August 30, 2000 on which the representative rate of the dollar was 4.028 New Shekels to one US Dollar and the total monthly rental fee in the amount to 11,522 New Shekels, this sum will be linked to the consumer's cost-of-living index with the addition of VAT as per law.

                  1. It is agreed between the parties that the above-mentioned monthly rental fees will be linked to the cost-of-living index as detailed in the detailed definitions following, and will be adjusted according to the payment terms. The Tenant commits himself to pay the linkage differential of the consumer's price index immediately with the demand that will be received from the Landlord with the addition of VAT as per law as will apply at the time of the demand for payment.

                  2. In the matter of this agreement the following terms will have these meanings as follows:

                            "Payment linked to the Consumer's Price Index" - if it becomes known from the Consumer's Price Index that will be announced from time-to-time before the actual payment of all the payment that applies to the Tenant according to this agreement (hereinafter:
                            "the new index"), that the new index rose as opposed to the index that was announced on August 15, 2000 (index for July, 2000), (hereinafter, "the base index"), the payment that will paid applying to the Tenant according to this agreement, will be increased by the same rate as the new index grew in relation to the base index, and not less than the base index, i.e. 107.3 points.

                 ( - )                                           ( - )
Stamp: Sadav (1988) Building and                       Stamp: C3D Israel Ltd.
       Investment Ltd.                                        P.C. no. 51-240389
       P.C. no. 51-129680-8

                  3. "Consumer's Price Index" - Consumer's Price Index, including fruits and vegetables, as set by the Central Statistics Bureau and Economic Research, or by any other government agency, or any official index that will come in its place, whether it is built from the same data of which the existing index is built or not, if another index will be used, the index will be adjusted to the rate that will be set by the above-mentioned bureau between it and the index that is replaced. If the above-mentioned bureau does not set the above rate for 3 months from the announcement of the other index - the aforesaid rate will be set in consultation with economic experts, in such a way that each party to this agreement will nominate an economic experts of his choosing. If the two aforementioned experts do not arrive to an agreed up decision, a third expert will be nominated and his decision will obligate the parties in all subjects and matters.

                            The dates of the aforementioned payments in this contract are a basic and fundamental condition in the contract and breach of one of these conditions will be considered as a basic breach of the contract. Notwithstanding what is stated in this clause, it is agreed between the parties that a delay of up to 7 days in the payment of the rental fee by the Tenant to the Landlord will not be considered as a basic breach of the terms of the contract.

           Three. At the signing of the contract the Tenant will pay to the Landlord and amount of 34,657 New Shekels that is equal to 8,604 US Dollars according to the known representative exchange rate of the day of the signing of the contract with the addition of VAT as accepted in the Law on account of the rental fee for the period of September 1, 2000 and until November 30, 2000 (midnight) and the signature of the Landlord on this lease contract is a confirmation of his acceptance of the above-mentioned sum as balance of the payment of the rental fee. For the lease period that begins on December 1, 2000, it will be paid to the Landlord as explained in clause 6
                  (b) above.

           Four. It is agreed by the parties that non payment of a check(s) or bills that were submitted to the Landlord by the Tenant as rental fees as said above will be seen additionally as a breach of any other law as not meeting the payment terms of the lease contract on all its meanings from the clauses of this contract, and then it will be within the authority of the Landlord to enter the premises, to change the locks and take possession to remove the properties belonging to the Tenant and to store them on the account of the Tenant, and that the Tenant will have no claim against the Landlord for this action and this is only after a written notice sent by registered mail by the Landlord to the Tenant that the Tenant does not meet the terms of the contract and that 30 days have passed from the day of mailing the letter.

           Five. It is agreed by this that non payment of a check and/or bill that was submitted by the Tenant on time will cause such that the Tenant will bear the charges for non-honoring of the check and/or bill for extraordinary bank interest at the accepted rate at Igud Bank of Israel Ltd.

     7. The Tenant declares by this that it is known to him that in addition to the rental fees, he is to pay VAT as required by the law.

           To avoid doubt it is agreed between the parties that the payment of VAT for each and every payment will be done by postdated check to the date of the VAT report to authorities according to the law.

     8.    a.
                  1. The Tenant will make use of the premises only for the purposes of his business as a manufacturing company for the high technology industry and that his business activity in this industry and all that is involved in it and that he will receive a license for it from the authorities, in connection with managing a business on the premises.
                  2. To avoid doubt, the Landlord does not object if the Tenant if the Tenants is able to operator the premises on all days of the year including Sabbaths, Holidays, and nights on condition that the Tenant will not be a nuisance and the explicit condition that the activity will not be against the qualified authorities' demands.

           Two. Any advertising that the Tenant will order for himself or signs by him will be paid by the Tenant and will be ordered collectively by the Tenant, the placement, the size, that shape and the color will be determined only by the Landlord and or the building architect or engineer.

                 ( - )                                            ( - )
  Stamp: Sadav (1988) Building and                     Stamp: C3D Israel Ltd.
         Investment Ltd.                                      P.C. no. 51-240389
         P.C. no. 51-129680-8

         Three. The Tenant declares by this that he is knowledgeable in his business and the licensing terms and that before placing his signature on this contract he was given opportunity to check and that he actually checked the suitability of the premises for the purpose of the renting and the possibility to receive a license or licenses required for the operation of the purpose of the renting the premises as is, and that he found the premises suitable for the purposes of the lease and the matter of receiving a license as stated.

                  The Tenant commits himself to manage his business on the premises within the framework of the purpose of the lease according to the licenses and required permits by any law from the authorities and or other government or municipal bodies, for the business license and to obtain at his expense and on his responsibility any license or permit as stated before the operation of the business in the premises.

     9.
           a. The Tenant checked the premises in the condition AS IS and found it suitable to the purpose of his lease and declares that he did not find any non-suitability whatsoever, and if some were discovered he surrenders any assistance to himself that he is entitled to for them and that any choice of claim and/or after proof. As well, it is also known to the Tenant that the load on the roof area - usable weight is 300 kg. per sq. meter and that before the entrance of equipment to the premises, he is to receive professional consultation and directives of the building site engineer Yaakov Chai.

         Two. The Landlord commits himself upon transfer of holding in the premises, the premises in AS IS condition as detailed in the appendix and attached to this lease contract that is an inseparable part of of it and is marked with the letter 'b'.

         Three. It is agreed by the parties that the possibility is given to the Tenant to make light changes in the construction of the premises (adding gypsum walls, carpets) and this is all subject to the submission of the program for changes that the Tenant is interested in carrying out in the premises to the Landlord for advance approval.

10. The Landlord and/or his representative is authorized to enter the building of the premises at any reasonable time and with advance arrangement with the Tenant and in the presence of the Tenant or whoever is acting in his name in order to ascertain if the directives of this contract are being done by the Tenant, but an examination like this and/or the right for examination do not acquire for the Tenant the right to breach and/or continue to breach this contract.

11.
         a. It is explicitly emphasized that the lease period is four years only, that begins on September 1, 2000 and until the day August 8, 2004 (midnight) inclusive.

12. The Landlord declares that the premises will pass to the Tenant when it will be connected to the electric grid and to the water network when he has made all the arrangements for connections regarding electric meter and to the water system and to the local authorities at his expense alone.

13. In addition to the above-mentioned rental fees, the Tenant will bear payments for the following matters that will be paid by him beginning on the day of the entrance of the Tenant to the premises.

         a. General city taxes levied by the city and Business tax if he is deemed liable.

         Two. Water supply and water usage and electric bills, trash fees and all municipal fees that are levied on a resident in a rented premises.

         Three. Payment of expenses for insuring service and maintenance for air conditioners and fire and smoke detectors that are in the premises.

         Four. Payments that will levied by the house committee or by building representation in which the premises is located and/or expenses for daily maintenance and cleaning in the stairwells and the areas around the building. To avoid doubt, participation of the Tenant in the expenses detailed in clause 13 d' will be in proportion or the area in use to the overall area of all the building residents.

                 ( - )                                             ( - )
Stamp: Sadav (1988) Building and                       Stamp: C3D Israel Ltd.
       Investment Ltd.                                        P.C. no. 51-240389
       P.C. no. 51-129680-8

       Five. The Tenant was notified that the building where the premises is located, will be managed by the joint building representation or by a maintenance company or management company that will sign a contract with the joint building representation and that the Tenant commits itself towards the Landlord to bear all the maintenance expenses of the premises and common area adjacent to it and all that will be determined by all the residents and unit owners in the building where the premises is located if by way of the building representation or by way of the maintenance company or management company that will be determined by the building representation or all the building residents and owners of units in the building. It is agreed by the parties that on the day of signing of the contract the Tenant was notified that he pays $1 for each square meter of gross area of the premises but if the majority of the residents in the building in which the premises is located will change the management company or alternatively the management company will come to an agreement with the joint building representation or the majority of the residents on a rate different from the building management fee per one square meter (gross) then the Tenant commits himself to pay according the agreed upon new price per one square meter (gross) of the area of the premises with the addition of VAT as required by the law.

14. Any invoice submitted because of the because of the aforementioned in paragraph 13 above by a body to which needs to be paid will serve as prima facie proof in the matter of origin of the debt in relation to the invoices for periods that only partially relate to the periods in which the Tenant leased the premises, and the Tenant will redeem a proportional part only.

       Notwithstanding what is stated in this paragraph it is agreed between the parties that the Tenant will be given a 30-day extension after the receipt of the demand from the authorities to check the debt for the reason of the payment. After that he will be obligated to pay.

15. The Tenant will be responsible for any penalty, collection fees, interest and payment that will be levied on him for delay in making the payments stated in paragraph 13 above, and will be paid within 7 days of demand of payment for such.

16. The Landlord is authorized to pay and payment notice for the matters named in paragraph 13 above in a case like this and the Tenant will need to pay to Landlord any amount paid by him as stated within 7 days from receipt of the notification of such from the Landlord and against presentation of the lawful payment certificate that was paid, and the Tenant is not authorized to appeal on the size of the amount as stated in paragraph 13 above. And this is after as mentioned above that the Tenant was given a delay of 30 days to check the amount of his debt to the various authorities.

17.
       a. The Tenant commits himself to make use of the premises cautiously and that he is responsible for all harm to the premises and/or damages and/or spoilage that happens and/or is caused to it, except for damages that are caused to the premises from deterioration or age or normal wear.

       Two. The Tenant is not authorized to make any changes whatsoever or investment whatsoever in the premises. If in spite of the directives of this clause the Tenant carries out changes and additions in the premises, he will not be entitled to any payment for them and the expenses of restoring it to its prior condition will fall on the Tenant and will be paid by him within 7 days from the day they are demanded by the Landlord. If the Tenant wished to carry out minor changes for the sake of the lease by plan of changes as mentioned on clause 9 (c) above he will request from the Landlord to receive his agreement in advance under the explicit condition that it is known to him that any additions that will be added by the Tenant to the leased building will belong to the Landlord including electrical installations installed in the premises.

       Three. Subject to what is stated in clause b' above the Landlord agrees to allow the Tenant to make internal changes in the premises for the sake of the lease including building additional partitions and/or moving or canceling existing partitions and also to invest investments in the premises but not to destroy the outside walls and not to harm the foundations of the building. And this is all under the explicit condition that the Tenant confirms explicitly to the Landlord that at the time of the evacuation of the premises, the condition of the premises will remain as it is on the evening of the evacuation except if the Landlord agreed that these investments will remain in the premises - in this case the additions that the Tenant leaves will belong to the Landlord without any consideration on his part.

                 ( - )                                            ( - )
Stamp: Sadav (1988) Building and                       Stamp: C3D Israel Ltd.
       Investment Ltd.                                        P.C. no. 51-240389
       P.C. no. 51-129680-8

                  It is also agree that if there is need for whitewashing the walls as a result of use in the premises, the Tenant commits himself to whitewash before he evacuates the premises. This statement does not apply to normal wear.

       Four. Any waiver or agreement on a matter in which a party will waive or will agree to for the other party will be valid only if given in writing and signed.

18. At the end of the period of the lease, if needed, the Tenant will evacuate the premises of any person and/or items not belonging to the Landlord and will return the holding of the premises to the Landlord when the premises is in working condition and without any defect and/or harm, except for reasonable deterioration (the evacuation as stated in this paragraph will be called hereinafter "evacuation of the premises").

       a. If the Tenant breaches one of the fundamental conditions of the contract the Landlord will be permitted after the dispatch of a written warning of 30 days to vacate the premises immediately. If the Tenant does not vacate the premises as demanded the Landlord will be permitted to remove the Tenant by force by his agreement in advance as is given in this clause and all the expenses due to this evacuation will fall on the Tenant only such that the Tenant is responsible for all damage that will be caused as a result of the evacuation by force by the Landlord, and this is subject to the aforementioned in clause 5 (d) above.

19. The Tenant will carry out the evacuation of the premises immediately, in one of the following happens:

       a. The Tenant carried performed a basic breach of this contract and received a detailed notification in writing from the Landlord for repairing the breach within 30 days in a registered letter and did not repair the breach and as stated in clause 5 (d) above.

       Two. A receiving order was made against the Tenant or a receiver was named over the assets of the Tenant or a winding-up order was given against the Tenant and the order was not canceled within 60 days of the order being given or the Tenant notified of its decision to voluntarily wind-up.

       Three. Without harming the aforementioned above, if the Tenant does not pay of the payments levied on him by this contract, for example, rental fees, municipal taxes, payments for electricity etc., for a period of three months.

       Four. Without harming the aforementioned above, if the Tenant uses the premises for a purpose not explicitly agreed upon above.

       Five. Notwithstanding what is stated in this agreement between the parties that this action will not be done by the Tenant except if he was given advance notice of 30 days in writing for repairing the breach and the breach was not repaired by him and all as stated subject to 5 (d) above.

20.    a.         If the obligation to vacate the premises falls on the
                  Tenant for any reason at all, the Tenant will pay to the Landlord for ever day of delay in the evacuation of the premises in this way, damages agreed in advance at the rate of US$200 for each day of delay. The amount will be converted to Shekels according to the representative rate of the dollar on the date of the payment of the damages agreed upon according to this clause. The above-mentioned agreed upon damages are as per their meaning in the Contracts Law (Remedies for Breach of Contract) 5731-1971.

       Two. There is nothing in the above-stated to harm the rights of the Landlord to sue for rejection of responsibility and/or immediate evacuation of the Tenant from the premises and return of the exclusive use and holding in the premises to itself or any other remedy coming to it according to this contract or according to the law. And all is explicitly conditional that the Landlord succeeds in his suit against the Tenant.

       Three. It is agreed and declared by this between the parties that the Tenant will not be authorized to deduct and/or set-off from the monthly rental fees due to the Landlord and/or that will be due to the Landlord in accordance with the instructions of this contract regardless of the reason for the set-off.

                 ( - )                                             ( - )
Stamp: Sadav (1988) Building and                       Stamp: C3D Israel Ltd.
       Investment Ltd.                                        P.C. no. 51-240389
       P.C. no. 51-129680-8

21. If the Tenant is a corporation as such that notwithstanding all that was done to show in this contract that they will be authorized to make use of the premises in the name of the Tenant by and only by the shareholders listed in the memorandum and the regulations of the corporation and no other person excepting company employees and/or a subsidiary that is under the control of the Tenant.

22.
       a. The Tenant commits himself to use cautionary devices in order to avoid damages and/or harm towards people and/or any property and to prevent the loss of property form the building premises.

         Two. The Tenant agrees to indemnify the Landlord for any amount that will be decided against him for the Landlord whose cause was a wrong of damages or injury to a person and/or for property connected to the premises during the period of the lease that stems from and/or is connected indirectly to his deeds or oversights except for an event that happens in the public areas.
                  It is agreed between the parties that the stated indemnification will apply on events that will be transmitted to the Tenant by written notice of the above-mentioned suit and allowing the Tenant to defend himself against it.

23. In any event that the Tenant vacates and/or abandons the premises within the period of the lease, by his own initiative or for any other reason, the Tenant will be committed to pay to the Landlord the rental fees and all other payments due to him according to this contract, until the end of the period of the lease.

24. The Tenant commits himself to insure at his expense the premises with extended fire insurance including terror risks, flood and earthquake risks for the period of the use in the amount of - US$150,000 and he commits himself to present to the Landlord within 30 days of the beginning of the lease, a valid insurance policy as stated by the Tenant or a copy of the temporary coverage certificate within 10 days. There is nothing in the above stated to lessen the responsibility of the Tenant for any damage that will be caused to the premises. It is the responsibility of the Tenant that the insurance policy include a condition that the insurer does not have right of right of revocation against the Landlord and that the Tenant commits himself to insure for third party liability including fire, explosion, natural damages and panic damages to a limited responsibility of US$ 150,000 per claim and
         - US$ 200,000 for the period.

         The Tenant will be solely responsible for any action against the landlord corporeal damages which will arise out of use of the leased asset. Likewise, the tenant undertakes to hold the landlord harmless against such action, should such action be brought and such judgement be entered against him.

         It is agreed between the parties that at the time of ordering the insurance policy by the Tenant from his insurance agent he will instruct him to add the name of the Landlord as an additional beneficiary in the name of the insured and will include in the policy a clause for mutual liability, that is according to this clause each of the parties for the needs of this policy will be considered as a third party each unto the other.

25. It is agreed explicitly that the Tenant is not authorized to rent the premises and/or transfer the holding to others except if it receives for it agreement in writing from the Landlord and as well the Tenant commits himself to transfer this contract or any right or any benefit deriving from it to another or to allow use of the premises or part of it in any fashion whatsoever, except for the Tenant's workers and/or the subsidiary of the Tenant or another company under the control of the Tenant.

         To avoid doubt, it is agreed by the parties that the Landlord will not prevent its agreement to the entrance of an alternate resident to the premises in place of the Tenant but this is subject to the alternate Tenant being suitable to the characteristics of the other residents of the building in which the premises is located and will be suitable for the purpose of the lease according to the building permit and will adopt the conditions of the agreement between the Tenant and the Landlord including the collaterals in their entirety only in a case like this. After the contract is signed with the alternative resident, then the Tenant will be released from his liabilities subject to the fulfilling of the directives of the evacuation of premises by him.

                 ( - )                                            ( - )
Stamp:   Sadav (1988) Building and                     Stamp: C3D Israel Ltd.
         Investment Ltd.                                      P.C. no. 51-240389
         P.C. no. 51-129680-8

26. The Landlord will be authorized to sell the premises without the agreement of the Tenant to any third party and on condition that the third party know that he is acquiring the premises with a resident according to the contract between the Tenant and the Landlord and that in a case like this the conditions of the contract will apply even on the third party until its conclusion including the option for extending the lease period if there will be a extended period of the lease as specified in the conditions of this lease contract.

27. Any payment whatsoever that one party needs to pay it according to this contract and the other party paid it for any reason whatsoever, then the other side undertakes to return the payment immediately to the party that paid it and that didn't have to pay it all this against the presentation of a suitable receipt, with the addition of linkage differential and interest according to the Law of Interest and Linkage Differential Assessment.

28. It is agreed between the parties that the Tenant is not authorized to bring this contract to a conclusion before the end of the period of the usage except if the two parties will come to an explicit agreement in writing for another agreement as specified in this paragraph, and even if the Tenant ceases the use or benefit of the premises for any reason whatsoever before the conclusion of the period of usage, he obligates himself to continue and pay the usage fee until the conclusion of the period of the lease according to this contract. There is nothing in the above stated to harm the rights of the Landlord to sue from the Tenant all the balance of the usage fees until the conclusion of the period of usage according to the contract and to sue from the Tenant for any damage that was caused or that will be caused to the Landlord and as well to sue from the Tenant any payment that the Tenant will owe according to this contract and did not pay.

29. a. To ensure all the liabilities of the Tenant according to this contract and without harming the remainder of the obligations of the Tenant including the evacuation of the premises on time, payment of any damage caused to the premises, and payment of rental fees, and payment assessed on the Tenant by this contract, the Tenant will deposit with a representative of the Landlord as a trustee Attorney Ilan Shein:

            1. An unconditional autonomic bank guarantee to the order of the Landlord that will be in the value in New Shekels of US$ 25,000 and linked to the Consumer's Price Index without signing a personal guarantee of two of the Tenant's managers.

            2. The guarantee will be for a period of a year with an extension of 30 days every year until the conclusion of the contractual relationship between the Landlord and the Tenant.

            3. This guarantee will be presented to representative for the Landlord Attorney Ilan Shein 48 hours before the Tenant enters the premises.

            4. It is agreed between the parties that any guarantee like this that is given to the order of the Landlord will be deposited in trust with Attorney Ilan Shein representative for the Landlord and that no steps will be taken to use it except if an advance notice in writing is sent form him to the Tenant of the breaches that were executed against the Landlord. After 14 days have passed from the warning to the Tenant for the repair of the breach and the breach was not repaired, alternatively, Attorney Ilan Shein representative of the Landlord (hereinafter: "the trustee") will return the letter of bank guarantee of the Tenant upon fulfilling the following conditions:

                           1. The Tenant pays all his debts to the Landlord, authorities or all other institutions according to the directives of this contract, and presents the appropriate receipts in connection with it.
                           2. The premises are returned according to the directives of this contract to the Landlord to his satisfaction and subject to normal wear.

         Two. In addition to the stated in clause a', the Tenant will deposit with the representative of the Landlord as trustee Attorney Ilan Shein (hereinafter "the lawyer") 2 nonnegotiable and undated checks to the order of the Electric Company and to the joint house representation at the Rabin Park at the Pearl Building in the Science building.

                 ( - )                                            ( - )
Stamp:   Sadav (1988) Building and                     Stamp: C3D Israel Ltd.
         Investment Ltd.                                      P.C. no. 51-240389
         P.C. no. 51-129680-8

         Three. It is agreed between the parties that with the acceptance of the bank guarantee and/or nonnegotiable checks according to the terms of this contract, there is no waiver from the side of the Landlord on his rights for other remedies against the Tenant whether they are the detailed remedies in the body of the contract or they are remedies at his disposal because of the law existing at the time of the signing of the contract or they will be in existence at the time of the breach.

         Four. The non transferal of the collateral on time that stems from the failure of the Tenant will be considered a basic breach of the contract by the Tenant and the Landlord will be entitled without harming his other rights to cancel the contract and/or to delay the holding of the premises to the Tenant according to his consideration.

30. It is conditional and explicitly agreed that the parties see this contract that allows the Tenant the use of the premises for the period stated in this contract alone or any extended period as detailed in the contract and that at the conclusion of the period of the said usage, all authority for any use whatsoever in the premises will expire from the Tenant and no person or entity whatever except for the Landlord will be authorized to use any more the premises or to be in it.

31. It is agreed that in any case that the Landlord and/or the Tenant do not exercise their rights that stem from this agreement, any presence or extension will not be considered as a waiver and/or agreement and/or admission of any kind from their sides.

32. Any performance of extension or waiver authorization for receiving moneys or change will not be enough to indicate the intention of either party to surrender any of its rights according to this contract and will not have judicial validity for any change except if the change was done explicitly in writing and signed by the parties in writing.

33. It is agreed between the parties that within 21 days from the signing of this lease contract the parties will report to the municipality, the electric company, the telephone company and to the other authorities on his being an unprotected tenant on the premises.

34. The parties determined that breach of any directive and/or one of the terms in clauses 5, 4, 28, 19, 17, 13, 9, 8 above constitute a fundamental breach in the terms of this contract.

35. The parties are choosing for themselves for the purpose of this agreement and all connected in it the following addresses:

         The Landlord:              as detailed above (in the introduction).

         The Tenant:                as detailed above (in the introduction). -

         All notices that will be dispatched by registered mail from one of the branches of the Israel Mail by one of the parties to the other according to one of the addresses above will be considered as if it was received as documented not later than 72 hours after having been sent as above.

36. The parties read well the contents of this lease agreement and signed it of their own free will.

37. In the case that the terms of the Landlord and/or the Tenant refer to more than one person (or entity), each individual of the Landlord and/or of the Tenant, relating to the matter, is responsible according to this agreement individually and collectively. Any proof that one of the individuals of the Landlord and/or of the Tenant will sign on all document, note, letter or approval on any matter and subject connected to this agreement, its execution or what stems from it, requires the signature of all the remainder of the Landlord's or Tenant's individuals, according to the matter and the signature of this agreement by the individuals of the Landlord and the Tenant will be considered for every matter and subject as having been given the authorization by the individuals of the Landlord and/or Tenant according to the matter, between themselves, to obligate the remainder of the individuals of the Landlord and/or Tenant according to the matter, in every matter and subject connected to this agreement.

                 ( - )                                             ( - )
Stamp:   Sadav (1988) Building and                     Stamp: C3D Israel Ltd.
         Investment Ltd.                                      P.C. no. 51-240389
         P.C. no. 51-129680-8

38. It is agreed between the parties that for the purpose of composing this agreement and signatures, Attorney Ilan Shein of 95 Hankin St. in Holon is representing the parties.

         To avoid doubt, the Tenant will pay to Attorney Ilan Shein for the care of this lease contract the amount of US$ 850 in New Shekels at the representative dollar exchange rate with the addition of VAT as per law. This amount will be paid to Attorney Ilan Shein on the date of the signing of the lease agreement. To avoid doubt, it is known to the Tenant and the Tenant declares and agrees that notwithstanding the above mentioned payment in the case of suits from the side of the Landlord against the Tenant, Attorney Ilan Shein will be authorized to represent him in the future in any matter in connection with this contract and the Tenant will not have any claims whatever in this subject toward Attorney Ilan Shein.

39. Expenses of lease contract stamps if it applies, will be paid by the parties in equal parts.

40.      Judicial authority:

         The parties agree by this that the courts of Tel-Aviv-Yaffo will have singular judicial authority in all the matters stemming from this contract.

41.      General:

         It is agreed by the parties that a basic condition to validate this lease contract is to vacate the premises subject of this contract by the unprotected resident by the name of Placa Ltd. according to the letter from July 31, 2000 attached and which is an inseparable part of this contract. To avoid any doubts, so long as Placa Ltd. does not vacate the place, the Tenant will have no claim or demand against the Landlord until the evacuation of the premises by Placa Ltd. and cancellation of the contract with Placa Ltd. between the Landlord and Placa Ltd.

                 And in witness whereof the parties have signed:


              ( - )                                               ( - )
--------------------------------                       -------------------------
              The Landlord                                      The Tenant
Stamp:   Sadav (1968) Building                         Stamp: C3D Israel Ltd.
         and Investment Ltd.                                  P.C. no. 51-240389
         P.C. no. 51-129680-8

                                    ANNEX B'

              Which form an integral part of the Tenancy Agreement
              ----------------------------------------------------


            Drawn and signed in Holon on the 30th day of August, 2000



                                     Between

Sadav (1968) Building and Investment Ltd. P.C. no. 51-129680-8 of 43 Aliya HaShniya St., Azor
Tel: 03-6500808
Hereinafter called "the Landlord"

                                       and

C3D Israel Ltd. id. no. 51-240389
By way of its authorized managers
Ronen Yaffe id. no. 24914384
Leonardo Brazovsky id. no._________ Tel: 054-408342
Eugene Levitz id. no. ____________
of 2 Professor Bergman, Rabin Park, Rehovot,
 Tel: 08-9366417,  fax: 08-9366419
Hereinafter called: "the Tenant"

                                                            - of the other part-
                                                              -----------------

1. According to the aforesaid in the Tenancy Agreement's conditions on par. 9 the premises was delivered to the Tenant detailed as follows:

         a. Decorative ceiling of "Random Fisher" type 1.22x0.61 at the price of $17 US dollars per sq.m.

         b. Internal cast wall division according to the lessee's plan, straight standard type with 18 cm thickness, with 2" isolation + putty + "Emulkir" paint.

         c. Every Room has a plywood door with beehive filling, the Frame painted, Formica covering coating or door painted with oil paint, or white painted "Decoral" door.

         d. "Logo" wall to wall carpet as is on a considerable area of the leased and parquet floor as well.

STAMP:            Sadab (1988) Building and Investments Ltd.
                  (   -   )

STAMP:            C-TRI D Israel Ltd
                  51-240389-0
                  (   -   )

         e. Split air conditioning or mini-central. The air conditioning power shall be according to the manufacturer's standard needs, the air conditioning includes conduit systems, grills for distributing air in all rooms, and 2 system control boxes.

         f.       Smoke and fire detector according to the standard.

         g.       Sheet ceiling for covering the air-conditioner motor.

         h.       20 lightning switches.

         i.       30 wall sockets.

         j.       15 telephone jacks.

         k. 15 flush Perspex light housings, 120x20 cm, at a price of $50.- dollars per unit (including installation). Each housing holds 2 fluorescent tubes.

         l. In order to prevent any doubt, the bathroom containing two toilets and kitchenette will be according to the standard existing in the premises property today, including water and sewage connections.

         m.       1 post box in the entrance lobby on the ground floor.

         It is agreed between the parties that at the time of leaving the premises property, the above detailed property will remain the landlord's property.


              in witnesses whereof we have hereunto set our hands:


               (  -  )                                        (    -    )
------------------------------------                 ---------------------------
         The Landlord                                         The Tenant
STAMP:   Sadab (1988)                                STAMP:   C-TRI D Israel Ltd
         Building and Investments Ltd.                        51-240389-0